Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S−1 of our report dated April 10, 2017, relating to the consolidated financial statements of Rennova Health, Inc., which appear in Rennova Health, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 10, 2017. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, FL

May 17, 2017